EXHIBIT 99.1

BOSTON SCIENTIFIC ANNOUNCES AMENDED AGREEMENT
TO SETTLE PRODUCT LAWSUITS

Natick, MA (November 19, 2007) -- Boston Scientific Corporation (NYSE: BSX) today announced that an amended agreement has been reached to settle claims associated with a series of product communications issued by Guidant Corporation in 2005 and 2006.  Boston Scientific acquired Guidant last year.  This agreement amends a prior agreement Boston Scientific reached in July 2007 to cover additional unanticipated claims.

The amended agreement was reached during mediation sessions conducted before U.S. Magistrate Judge Arthur J. Boylan in Minneapolis.

Under the terms of the amended agreement, subject to certain conditions, Boston Scientific will pay a total of up to $240 million.  The agreement covers 8,550 patient claims, including all of those that have been consolidated in the U.S. District Court for the District of Minnesota in a Multi-District Litigation (MDL), as well as other filed and unfiled claims throughout United States.  As a result of the amendment, proceedings in Minnesota state court have -- like the trials in the bellwether cases in the MDL -- been stayed.

Under the terms of the prior agreement, Boston Scientific had agreed to pay $195 million to settle over 4,000 claims in the MDL, as well as an undetermined number of additional similar claims.  The Company believes that the claims covered by the amended agreement constitute substantially all currently asserted claims in the United States arising from the 2005 and 2006 product communications.

“We are pleased with this amendment, which is in the best interest of all involved,” said Jim Tobin, President and Chief Executive Officer of Boston Scientific.

Boston Scientific is a worldwide developer, manufacturer and marketer of medical devices whose products are used in a broad range of interventional medical specialties.  For more information, please visit: www.bostonscientific.com.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934. Forward-looking statements may be identified by words like "anticipate," "expect," "project," "believe," "plan," "estimate," "intend" and similar words. These forward- looking statements are based on our beliefs, assumptions and estimates using information available to us at the time and are not intended to be guarantees of future events or performance. These forward-looking statements include, among other things, statements regarding clinical trials, product performance and competitive offerings. If our underlying assumptions turn out to be incorrect, or if certain risks or uncertainties materialize, actual results could vary materially from the expectations and projections expressed or implied by our forward-looking statements. These factors, in some cases, have affected and in the future (together with other factors) could affect our ability to implement our business strategy and may cause actual results to differ materially from those contemplated by the statements expressed in this press release. As a result, readers are cautioned not to place undue reliance on any of our forward-looking statements.

Factors that may cause such differences include, among other things: future economic, competitive, reimbursement and regulatory conditions; new product introductions; demographic trends; intellectual property; litigation; financial market conditions; and, future business decisions made by us and our competitors.  All of these factors are difficult or impossible to predict accurately and many of them are beyond our control.  For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A- Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A – Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file thereafter.  We disclaim any intention or obligation to publicly update or revise any forward-looking statements to reflect any change in our expectations or in events, conditions, or circumstances on which those expectations may be based, or that may affect the likelihood that actual results will differ from those contained in the forward-looking statements.  This cautionary statement is applicable to all forward-looking statements contained in this document.

CONTACT:          Paul Donovan
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508-667-5165 (mobile)
Media Relations
Boston Scientific Corporation

Dan Brennan
508-650-8538 (office)
617-459-2703 (mobile)
Investor Relations
Boston Scientific Corporation